EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of out report dated April 15, 2006, on the balance sheet of Innova Holdings, Inc. as of December 31, 2005, and the related statements of operations, stockholders’ deficit and cash flows for each of the two years then ended, and the inclusion of our name under the heading “Experts” in Amendment No. 1 to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ LBB & Associates, Ltd., LLP

LBB & Associates, Ltd., LLP
(formerly, Lopez, Blevins, Bork & Associates, LLP)
Houston, Texas
September 26, 2006